Exhibit 10.11

KMP FUTURES FUND I LLC

AMENDMENT NO. 1

TO

ADVISORY AGREEMENT

This AMENDMENT NO. 1 (the “Amendment”), dated as of the 1st day of July, 2010, by and among KMP FUTURES FUND I LLC, a Delaware limited liability company (“KMPFF”), KENMAR PREFERRED INVESTMENTS CORP., a Delaware corporation (the “Managing Member”) and GRAHAM CAPITAL MANAGEMENT, L.P., a Delaware limited partnership (the “Advisor”).

W I T N E S S E T H :

WHEREAS, KMPFF, the Managing Member and the Advisor entered into the Original Agreement; and

WHEREAS, KMPFF, the Managing Member and the Advisor desire to amend the Original Agreement.

NOW, THEREFORE, the parties hereto do hereby agree as follows:

1.	Amendment

KMPFF, the Managing Member and the Advisor agree that Section 7(a) and the first paragraph of Section 7(b) of the Original Agreement shall be deleted in its entirety and replaced with the following:

(a)        A Management Fee equal to 1/12th of 2% (2% per annum) of the Allocated Assets determined as of the close of business on the last day of each month. In the event that the Managing Member and the Advisor agree that the Trading Approach should be modified to alter the agreed upon trading level of 1.5:1, an appropriate adjustment in the monthly Management Fee will be made to reflect the revised leverage. For purposes of determining the Management Fee, any distributions, redemptions, or reallocation of the Allocated Assets made as of the last day of a month shall be added back to the Allocated Assets and there shall be no reduction for (i) the monthly Management Fees being calculated, (ii) any accrued but unpaid Incentive Fees due to the Advisor under paragraph (b) below for the quarter in which such fees are being computed, or (iii) any accrued but unpaid extraordinary expenses (as defined in KMPFF’s Amended and Restated Limited Liability Company Agreement, as the same may be amended from time to time (the “LLC Operating Agreement”)). The Management Fee determined for any month in which an Advisor manages the Allocated Assets for less than a full month shall be pro rated, such proration to be calculated on the basis of the number of days in the month the Allocated Assets were under the Advisor’s management as compared to the total number of days in such month, with such proration to include appropriate adjustments for any funds taken away from the Advisor’s management during the month for reasons other than distributions or redemptions.

(b)        An Incentive Fee of 20% (the “Incentive Fee”) of “New High Net Trading Profits” (as hereinafter defined) generated on the Allocated Assets, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar quarter (the “Incentive Measurement Date”). For purposes of computing the Net Asset Value of the Allocated Assets only, the Incentive Fee will be accrued monthly.

2.	Remainder of Original Agreement

Except as provided in Section 1 hereof, the Original Agreement remains unchanged and in full force and effect, and each reference to the Original Agreement and words of similar import in the Original Agreement, as amended hereby, shall be a reference to the Original Agreement as amended hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

3.	Miscellaneous

(a)        Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Original Agreement.

(b)        Entire Agreement. This Amendment No. 1 constitutes the entire agreement and understanding of the parties hereto with respect to its subject matter and supercedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(c)        Amendments. No amendment, modification or waiver in respect of this Amendment No. 1 will be effective unless in writing (including a writing evidenced by facsimile transmission) and executed by each of the parties hereto.

(d)        Counterparts. This Amendment No. 1 may be executed and delivered in counterparts (including by facsimile), each of which will be deemed an original.

(e)        Headings. The headings used in this Amendment No. 1 are for convenience of reference only and are not to affect the constructions of or be taken into consideration in interpreting this Amendment No. 1.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first written above.

KMP FUTURES FUND I LLC

By:	KENMAR PREFERRED INVESTMENTS CORP., its sole Managing Owner

By:	/s/ Esther E. Goodman
Name: Esther E. Goodman
Title: Chief Operating Officer and Senior Executive Vice President

KENMAR PREFERRED INVESTMENTS CORP.,

By:	/s/ Esther E. Goodman
Name: Esther E. Goodman
Title: Chief Operating Officer and Senior Executive Vice President

GRAHAM CAPITAL MANAGEMENT, L.P.

By:	/s/ Paul Sedlack
Name: Paul Sedlack
Title: CEO

3